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                                                                   EXHIBIT 23.01

                           [COOPERS & LYBRAND L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 1998, on our audits of the consolidated financial statements of Gradall Industries, Inc. and Subsidiaries. We also consent to the incorporation by reference in this Registration Statement of our report dated February 23, 1998, on our audits of the financial statement schedule of Gradall Industries Inc. for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          /s/ COOPERS & LYBRAND L.L.P.

Cleveland, Ohio

June 18, 1998